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                                                                    EXHIBIT 10.8

                            TRINITY INDUSTRIES, INC.
                          SUPPLEMENTAL RETIREMENT PLAN

                                    ARTICLE I
                                  INTRODUCTION

1.1 This Plan shall be known as the Trinity Industries, Inc. Supplemental Retirement Plan and shall be effective April 1, 1995.

1.2 This Plan is an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel of Trinity Industries, Inc. and its Affiliates (as hereinafter defined) in order to supplement their retirement benefits to the extent that those benefits are limited by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986. Participants will be determined by the Plan Committee.

1.3 The payments made under this Plan shall be made in coordination with any benefits to which a Participant is or may become entitled under any Base Plan (as hereinafter defined).

1.4 Trinity Industries, Inc. hopes and expects to continue the Plan indefinitely, but reserves the right to amend it or terminate it in any respect and at any time or from time to time, to the extent provided in
     Article VI hereof.

1.5 This Plan shall apply only to an employee who begins receiving benefits from a Base Plan after April 1, 1995, as determined by the Plan Committee.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

2.1 Unless the context otherwise requires, the terms used herein shall have the meanings set forth in the remaining sections of this Article II.

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2.2  Affiliate shall mean any entity affiliated with Trinity which shall have adopted a Base Plan for the benefit of its employees.

2.3 Base Plan shall mean the defined benefit plan or plans sponsored by Trinity and/or its Affiliates and qualified under Section 401(a) of the Code, from which the Participant is entitled to receive benefits.

2.4 Beneficiary shall mean the individual or individuals entitled to receive benefits payable on behalf of any Participant under his Base Plan in the event of his death on or after Retirement.

2.5  Board shall mean the Board of Directors of Trinity Industries, Inc.

2.6 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee shall mean the Supplemental Retirement Plan Committee appointed by the Board.

2.8 Company shall mean Trinity Industries, Inc., a Delaware corporation, as well as its Affiliates, which are hereinafter collectively referred to as the Company.

2.9  Effective Date shall mean April 1, 1995.

2.10 Eligibility Requirements shall mean:

     (i)   having been employed by the Company for at least five (5) years;

     (ii) receiving compensation from the Company in excess of the Code Section 401(a)(17) limit (currently $150,000);

     (iii) being a participant under a Base Plan; and,

     (iv) being included within a group of managerial or highly compensated employees of the Company selected by the Plan committee.

2.11 Employee shall mean any person employed by the Company who is included on the Federal Insurance Contribution Act rolls of the Company.

2.12 Participant shall mean an Employee who meets the Eligibility Requirements as determined by the Plan Committee.

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2.13 Plan shall mean the Trinity Industries, Inc. Supplemental Retirement Plan
     as set forth in this document, as this document may be amended from time to time.


2.14 Retirement shall mean the date on which a Participant is eligible to begin receiving benefits from any Base Plan.

2.15 Trinity shall mean Trinity Industries, Inc., a Delaware corporation.

2.16 Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

                                   ARTICLE III

                           DESIGNATION OF PARTICIPANTS
                            AND FUNDING ARRANGEMENTS

3.1 The Committee shall meet as necessary to verify the eligibility of Participants and to approve the amounts of benefits.

3.2 Contributions by Trinity to pay benefits under the Plan will be made solely out of the general assets of Trinity. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between Trinity or the Plan and any Employee or any other person. Any funds which may be set aside or invested relative to the Plan shall continue for all purposes to be a part of the general funds of Trinity and no person other than Trinity shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payment from Trinity under the Plan, such right shall be no greater than the right of any unsecured general creditor of Trinity.

                                   ARTICLE IV

                                  PLAN BENEFITS

4.1 This Plan does not provide for the payment of compensation regularly payable to an Employee for his customary services to the Company.

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4.2  Benefits payable under this Plan will be paid in coordination with any benefits payable to a Participant from his Base Plan.

4.3 If a Participant's services with the Company are terminated prior to his eligibility to receive early, normal or late Retirement benefits under his Base Plan, he shall forfeit all right, for himself and his Beneficiary, to any benefits under this Plan; provided, however, that in the event that such services are terminated for any reason other than death or disability after the occurrence of a "Change in Control" (as hereinafter defined), then such Participant shall not forfeit his right to benefits hereunder and shall be entitled to the difference between (i) his "accrued benefit" as determined under his Base Plan as of the date of such termination by not taking into account Sections 401(a)(17) and 415 of the Code and (ii) his "accrued benefit" determined under such Base Plan as of the date of such termination by taking into account Sections 401(a)(17) and 415 of the Code, with such amount payable to such Employee at the same time and in the same manner as Retirement benefits are payable under the Base Plan. For purposes of this Plan, a "Change in Control" shall occur in the case of acquisition of 50% or more of the outstanding common stock of the Company by a corporation, person or other entity pursuant to a tender offer or exchange offer for the common stock other than by the Company.

4.4 Benefits from the Plan shall be actuarially computed amounts payable to a Participant or Beneficiary so that the annual payments such Participant or Beneficiary shall receive from this Plan (as limited by the final sentence of this Section) and from the Base Plan shall equal the amount of the payments which the Participant would have received at Retirement under the Base Plan but for the operation of Section 401(a)(17) or Section 415 of the Code. The Plan shall not compensate any Participant or Beneficiary for any adverse effects to the Participant which result in a reduction of benefits available from the Base Plan due to changes in the Base Plan benefit formula, social security laws or other laws and rules.

4.5 In the event of a Participant's death on or after Retirement, Trinity shall make any payments called for hereunder to his Beneficiary. Any payment made by Trinity in good faith shall fully discharge Trinity from its obligations with respect to such payment, and

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     Trinity shall have no further obligation to see to the application of any money so paid.

4.6 The benefits payable under this Plan to a Participant who is eligible to receive benefits from his Base Plan shall be made according to the form of payment elected or mandated under the Base Plan and shall commence at the same time as such Base Plan benefits.

                                    ARTICLE V

                                 ADMINISTRATION

5.1 The Committee shall have full power and authority to interpret, construe and administer the Plan. The Committee's interpretation and construction hereof, and actions hereunder, including any determination of the amount or recipient of any payment to be made under the Plan, shall be binding and conclusive on all persons and for all purposes. No member of the Committee or the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration Of the Plan.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

6.1 The Plan may be amended or terminated in whole or in part from time to time by the Board; provided, however, that no such action shall adversely affect Participants who shall have begun receiving benefits from the Plan; provided further that, in the event of a Change in Control (as defined in Section 4.3 hereof), the Plan may be so amended or terminated only upon approval (determined as of the date of such approval) by a majority in interest of all Participants entitled to benefits under the Plan.

6.2 If Trinity should reorganize, consolidate or merge with another corporation, the Plan shall become an obligation of the new entity or of any business taking over the assets, duties or responsibilities of Trinity.

6.3 If Trinity liquidates due to insolvency or any other event, the Plan shall terminate and be considered as fully and completely discharged.

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                                   ARTICLE VII

                               GENERAL PROVISIONS

7.1 The Plan shall not be deemed to constitute a contract between the Company and any Employee or to be a consideration for, or an inducement for, the employment of any Employees by the Company. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Employee at any time, without regard to the effect such discharge may have on any rights under the Plan.

7.2 The Plan shall inure to the benefit of and be binding upon the Company, and the Participants and their successors and assigns.

7.3 No benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment or pledge; and any attempt to anticipate, assign, garnish or pledge the same will be void; and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of the Participant; and if the Participant is adjudicated bankrupt or attempts to anticipate, assign or pledge any benefits, then such benefits will, in the discretion of the Committee, cease, and in that even the Committee will have the authority to cause the same or any part thereof to be held or applied to or for the benefit of the Participant, his Beneficiary, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper. The foregoing will not, however, preclude or affect any pledges, liabilities or other obligations of the Participant to the Company.

7.4 If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of mental or physical illness, accident, or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Committee, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of Trinity under the Plan,

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     and Trinity shall have no further obligation to see to the application of any money so paid.

7.5 The payment of Plan benefits to a Participant, as hereinabove provided, shall be subject to the following condition, the breach of which shall cause the Participant to forfeit all rights in and to any such benefits remaining unpaid on the date of such breach:

     Until all payments hereunder have been made in full, such Participant shall not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which, in the opinion of the Plan Committee, competes in a material manner with the Company, without the prior written consent of the Company.

7.6 The provisions of the Plan shall be construed according to the laws of the State of Texas.

   EXECUTED this 1st day of April, 1995.


                                           TRINITY INDUSTRIES, INC.

                                           By: /s/ JACK CUNNINGHAM
                                              ----------------------------------
                                           Title: Vice President
                                                 -------------------------------

Attest:

 /s/ NEIL O. SHOOP
---------------------------------

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                            TRINITY INDUSTRIES, INC.
                          SUPPLEMENTAL RETIREMENT PLAN

                                AMENDMENT NO. 1

WHEREAS, the Board of Directors wishes to amend the Trinity Industries, Inc. Supplement Retirement Plan to include "earned and ultimately paid" incentive compensation rather than "paid" incentive compensation.

NOW, THEREFORE, the annual "Compensation" used when computing any benefit payable under this plan will include incentive compensation earned under the Company's Incentive Compensation Agreement, "when earned" rather than "when paid". To be included as "Compensation" the incentive compensation, must ultimately be paid.

IN WITNESS HEREOF, the Company has executed this Amendment on this 14th day of September, 1995, effective as of September 14, 1995.



TRINITY INDUSTRIES, INC.

By: /s/ JACK CUNNINGHAM
   --------------------------------------
   Jack Cunningham
   Vice President




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                          SUPPLEMENTAL RETIREMENT PLAN
                                 AMENDMENT NO. 2

         The Trinity Industries, Inc. Supplemental Retirement Plan, as amended from time to time (the "Plan"), is hereby further amended, effective as of May 6, 1997, as set forth below.

         Any term which is not defined below shall have the meaning set forth for such term in the Plan.

         1. Section 4.2 of the Plan is hereby amended and restated as follows:

    4.2 Except as provided in Section 4.3 hereof, benefits payable under this Plan will be paid in coordination with any benefits payable to a Participant from his Base Plan.

         2. Section 4.3 of the Plan is hereby amended and restated as follows:

    4.3 If a Participant's services with the Company are terminated prior to his eligibility to receive early, normal or late Retirement benefits under his Base Plan, he shall forfeit all right, for himself and his Beneficiary, to any benefits under this Plan; provided, however, that in the event that such services are terminated for any reason (other than death or disability) after the occurrence of a "Change in Control" (as hereinafter defined), then such Participant shall not forfeit his right to benefits hereunder and shall be entitled to the difference between (i) his "accrued benefit" as determined under his Base Plan as of the date of such termination by not taking into account Sections 401(a)(17) and 415 of the Code and (ii) his "accrued benefit" determined under




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         such Base Plan as of the date of such termination by taking into account Sections 401(a)(17) and 415 of the Code, with the actuarial value of such difference being payable to the Employee in a lump sum cash payment within five days following such termination.

         For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                   (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Trinity Industries, Inc. ("Trinity") (not including in the securities beneficially owned by such Person any securities acquired directly from Trinity or its affiliates) representing 30% or more of the combined voting power of Trinity's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause
         (i) of paragraph (III) below; or

                   (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Trinity) whose appointment or election by the Board or nomination for election by Trinity's stockholders was approved or recommended by a vote of at


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         least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997, or whose appointment, election or nomination for election was previously so approved or recommended; or

                 (III) there is consummated a merger or consolidation of Trinity or any direct or indirect subsidiary of Trinity with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Trinity outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of Trinity or such surviving entity or any parent thereof outstanding immediately after such merger. or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Trinity (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Trinity (not including in the securities Beneficially Owned by such Person any securities acquired directly from Trinity or its Affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the combined voting power of Trinity's then outstanding securities; or

                   (IV) the stockholders of Trinity approve a plan of complete liquidation or dissolution of Trinity or there is consummated an agreement for the sale or disposition by Trinity of all or


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         substantially all of Trinity's assets, other than a sale or disposition by Trinity of all or substantially all of Trinity's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of Trinity in substantially the same proportions as their ownership of Trinity immediately prior to such sale.

         For purposes hereof:

         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Trinity or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Trinity or any of its Affiliates,
         (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of Trinity in substantially the same proportions as their ownership of stock of Trinity.

         3. Section 4.6 of the Plan is hereby amended and restated as follows:

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         4.6  Except as provided in Section 4.3 hereof, the benefits payable under this Plan to a Participant who is eligible to receive benefits from his Base Plan shall be made according to the form of payment elected or mandated under the Base Plan and shall commence at the same time as such Base Plan benefits.

         4.   Section 6.1 of the Plan is hereby amended and restated as follows:

         6. The Plan may be amended or terminated in whole or in part from time to time by the Board; provided, however, that no such action shall adversely affect Participants who shall have begun receiving benefits from the Plan; and provided further, that during (a) the period commencing on the date of occurrence of a Potential Change in Control (as defined below) and ending on the earlier of (i) six months after the later of (1) the expiration of six months following the occurrence of such Potential Change in Control or
              (2) the Board's adoption of a resolution certifying that a Potential Change in control ceases to exist or (ii) the date of occurrence of a Change in Control, and (b) a period of two years following the occurrence of a Change in Control, the Plan may not be terminated or amended in any manner adverse to Participants or Beneficiaries (including, but not limited to, any adverse amendment of this Section 6.1 or any adverse amendment to the proviso in Section 4.3 hereof).

              For purposes of this Plan:

              A "Potential Change in Control" shall be deemed to have occurred if the event set

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         forth in any one of the following paragraphs shall have occurred:

                      (1) Trinity enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                      (2) Trinity or any Person publicly announces an intention
                to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                      (3) any Person becomes the Beneficial Owner, directly or
                indirectly, of securities of Trinity representing 15% or more of either the then outstanding shares of common stock of Trinity or the combined voting power of Trinity's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Trinity or its affiliates); or

                      (4) the Board adopts a resolution to the effect that, for
                purposes of this Plan, a Potential Change in Control has occurred.

         5. The second paragraph of Section 7.5 of the Plan is hereby amended by adding to the end thereof the following clause:

         ; provided, however, that the provisions of this Section 7.5 shall be of no force and effect from and after the occurrence of a Change in Control (as defined above).


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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.

                                 TRINITY INDUSTRIES, INC.

                                 By: /s/ W. RAY WALLACE
                                    ----------------------------------


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